UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2026 (May 22, 2026)

Nano Nuclear Energy Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42044	88-0861977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Times Square, 30th Floor

New York, New York 10018

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 634-9206

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	NNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

STS Membership Interest Purchase Agreement

On May 22, 2026, Nano Nuclear Energy Inc., a Nevada corporation (the “Company” or “Nano”), and its wholly-owned subsidiary Advanced Fuel Transportation Inc. a Nevada corporation (the “Buyer,” and together with the Company, the “Buyer Parties” and each a “Buyer Party”), entered into a Membership Interest Purchase Agreement (such agreement, together with all schedules, exhibits and attachments thereto, the “Purchase Agreement”) with Roy A. Boyd II (“Mr. Boyd”), Onium Capital, LLC, a Georgia limited liability company (“Onium” and together with Mr. Boyd, the “Sellers”), and Secured Transportation Services LLC, a Delaware limited liability company (“STS”), pursuant to which the Sellers agreed to sell to the Buyer and the Buyer agreed to purchase from the Sellers 100% of the issued and outstanding membership interests of STS (the “STS Acquisition”). The closing of the STS Acquisition occurred on May 22, 2026 (the “Closing Date”).

Pursuant to the Purchase Agreement, the Buyer Parties agreed to pay up to $13.0 million in total consideration for STS, consisting of (i) approximately $6.0 million in cash (the “Closing Cash Consideration”), subject to adjustment under certain conditions within 180 days following the Closing Date, which adjustment may increase or decrease the Closing Cash Consideration by up to $0.5 million (“Adjustment Cap,” to be held in an Escrow Account described below); (ii) $1.0 million in Nano’s restricted shares of common stock (the “Common Stock”) at closing, with the number of shares issuable determined based on the ten-day volume weighted average price of the Common Stock (“VWAP”) as of the date immediately preceding the Closing Date (“Closing Stock Consideration”); and (iii) an aggregate of $6.0 million of Common Stock payable in five installments of $1.4 million, $1.4 million, $1.4 million, $1.4 million, $0.4 million, respectively, on each of the first, second, third, fourth and fifth anniversaries of the Closing Date (the “Anniversary Stock Consideration,” and together with the Closing Stock Consideration, the “Aggregate Stock Consideration”), with the number of shares issuable for each installment determined based on the applicable ten-day VWAP as of the date immediately preceding the applicable payment dates; provided, however, that in no event shall more than an aggregate of 10,364,476 shares of Common Stock be issuable to the Sellers pursuant to the Purchase Agreement. Of such Anniversary Stock Consideration, an aggregate of $2.0 million worth of Common Stock shall be allocated ratably among the first, second, third, fourth and fifth anniversaries of the Closing Date (or in such other allocation amounts as may be agreed upon by the parties in writing) as deferred stock consideration (the “Deferred Stock Consideration”), the issuance of which shall be subject to certain conditions, including Mr. Boyd’s continued employment with the Company or its affiliates and compliance by each of the Sellers with a restrictive covenant agreement entered into as of the Closing Date.

The shares issuable pursuant to the Aggregate Stock Consideration shall be issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Concurrently with the execution of the Purchase Agreement, on May 22, 2026, the Buyer and the Sellers entered into an escrow agreement (the “Escrow Agreement”) with Citibank, N.A., as escrow agent (the “Escrow Agent”), pursuant to which $0.5 million was deposited as the Adjustment Cap into an interest-bearing escrow account (the “Escrow Account”), to be held and disbursed by the Escrow Agent under the terms of the Purchase Agreement and the Escrow Agreement. All fees and expenses of the Escrow Agent shall be evenly split between the Buyer and the Sellers.

On the Closing Date, an aggregate of (i) 38,581.29 shares of common stock of the Company were issued to the Sellers as the Closing Stock Consideration and (ii) $5,192,701.81 was paid in cash (net of Indebtedness and Transaction Expenses, each as defined in the Purchase Agreement) to the Sellers. As a result of the STS Acquisition, STS became a subsidiary of Nano through the Buyer.

Related STS Agreements

The STS Acquisition contemplates the execution of various additional agreements and instruments, on or before the Closing Date, including, among others, the following:

Registration Rights Agreement

In connection with the STS Acquisition, on May 22, 2026, the Company, Mr. Boyd and Onium entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, among other things, the Company agreed to file with the U.S. Securities and Exchange Commission (the “SEC”) a resale registration statement on Form S-1 or S-3, as applicable (the “Shelf Registration Statement”) covering the Aggregate Stock Consideration (including the Deferred Stock Consideration) that has been or is contemplated to be issued by the Company to the holders pursuant to the Purchase Agreement, within ninety (90) days following the Closing Date (the “Filing Deadline”).

The Company shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective as promptly as is reasonably practicable after filing but no later than the earlier of (i) sixty (60) days following the Filing Deadline and (ii) three (3) business days after the SEC notifies the Company that it will not review such Shelf Registration Statement (the “Effectiveness Deadline”). If the Shelf Registration Statement is reviewed by, and the Company receives comments from, the SEC, the Effectiveness Deadline shall be extended by thirty (30) days to ninety (90) days following the Filing Deadline. The Registration Rights Agreement also provides for subsequent resale registrations if an existing resale registration ceases to remain effective.

Pursuant to the Registration Rights Agreement, if the Company proposes to file a registration statement for an offering of its common stock, subject to certain exceptions, the Sellers will have customary piggyback registration rights to include their registrable securities in such registration, subject to customary cutback provisions. In the case of an underwritten offering or shelf takedown, the amount of registrable securities to be included in such offering may be reduced by the Company or the managing underwriter if deemed commercially reasonable or advisable, with priority generally given first to securities to be sold by the Company and then to other holders entitled to registration rights.

The Registration Rights Agreement will terminate on the date that such holders no longer hold any registrable securities.

Restrictive Covenant Agreements with Roy A. Boyd II, Angela Boyd and Onium

In connection with the consummation of the STS Acquisition, on May 22, 2026, the Sellers and Angela Boyd (Mr. Boyd’s wife) (each an “Equityholder” and collectively, the “Equityholders”) each entered into an Equityholder Restrictive Covenant Agreement with the Buyer (collectively, the “Restrictive Covenant Agreements”) on substantially similar terms.

Pursuant to the Restrictive Covenant Agreements, the Equityholders agreed to customary confidentiality obligations with respect to confidential information relating to the Buyer Parties and the transactions contemplated by the Purchase Agreement. The Restrictive Covenant Agreements also contain customary restrictive covenant provisions, including non-competition, non-solicitation and non-disparagement obligations. Such restrictions generally apply during the five-year restricted period following the Closing Date, subject to certain customary exceptions and permitted activities.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement and the Restrictive Covenant Agreements are subject to and qualified in their entirety by reference to the full text of the Purchase Agreement and its exhibits and attachments, which are attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this report and are incorporated in this report by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.01. The closing of the transactions contemplated by the Purchase Agreement occurred on May 22, 2026.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with STS Acquisition contemplated by the Purchase Agreement, on May 22, 2026, the Board of Directors (the “Board”) of the Company determined that Mr. Boyd should be an “executive officer” of the Company by continuing to serve as the President of STS, reporting to the Company’s Chief Executive Officer. The biographical information regarding Mr. Boyd is listed below:

Roy A. Boyd, II, 59, joined the Company as President of STS on May 22, 2026. Mr. Boyd founded STS in 2005 and has served as its principal executive officer continuously since founding. Under his leadership, STS has developed specialized capabilities in regulated transportation and logistics services for government, national laboratory, and commercial clients. He retains overall responsibility for strategy, operations, regulatory compliance, customer relationships, and financial performance of the STS business unit. In addition to his role at STS, Mr. Boyd serves as majority member and member of the Board of Directors of Onium Capital, LLC, a private investment company, in which capacities he has served since 2022. Mr. Boyd is also a majority member of Onium Machining and Fabrication, LLC, a privately-held precision machining and fabrication company, which he co-founded in 2022.

On May 22, 2026, the Company and STS entered into an employment agreement with Mr. Boyd, to memorialize the terms and conditions of Mr. Boyd’s employment as President of STS (the “Boyd Employment Agreement”).

Under the Boyd Employment Agreement, Mr. Boyd is entitled to an annual base salary of $350,000, subject to the adjustment by the Company’s Chief Executive Officer from time to time. Pursuant to the Boyd Employment Agreement, Mr. Boyd is eligible for an annual target performance bonus of 40% of his then-current base salary, with a maximum potential bonus of up to 60% of his then-current base salary, plus the participation in the Company’s 2025 Equity Incentive Plan and other customary employee benefit plans and programs subject to the applicable terms of the Boyd Employment Agreement.

The Boyd Employment Agreement provides for severance payments in the event the Company terminates Mr. Boyd’s employment without “Cause” or Mr. Boyd resigns for “Good Reason” (each as defined in the Boyd Employment Agreement). In such event, Mr. Boyd will be entitled to receive accrued compensation, a severance payment equal to twelve months of base salary payable in accordance with the Company’s normal payroll practices, a pro-rated annual bonus based on actual performance, and Company-paid medical insurance premiums under COBRA coverage for up to twelve months, subject to Mr. Boyd’s execution and non-revocation of a general release. If Mr. Boyd’s employment is terminated for Cause, due to death or disability, or if Mr. Boyd resigns without Good Reason, Mr. Boyd will only be entitled to accrued compensation through the date of termination. The Boyd Employment Agreement also contains restrictive covenant provisions applicable during Mr. Boyd’s employment and following termination in certain circumstances.

Mr. Boyd shall serve as the President of STS for an initial period of five (5) years from May 22, 2026 to May 21, 2031 (“Boyd Initial Term”), with an automatic renewal of one (1) year. If either party wishes to terminate the Boyd Employment Agreement upon the expiration of the Boyd Initial Term, such party shall provide at least sixty (60) days’ written notice to the other party. Notwithstanding anything herein to the contrary, Mr. Boyd’s employment with STS is “at-will” and may be terminated by either party at any time, with or without cause.

The foregoing description of the Boyd Employment Agreement is subject to and qualified in its entirety by reference to the full text of the Boyd Employment Agreement, which is attached as Exhibit 10.4 to this report and is incorporated in this report by reference.

Item 7.01 Regulation FD Disclosure.

On May 26, 2026, the Company issued a press release announcing the acquisition of STS. The press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1* ^	Membership Interest Purchase Agreement , dated May 22, 2026, by and among Nano Nuclear Energy Inc., Roy A. Boyd II, Onium Capital, LLC, Secured Transportation Services LLC and Advanced Fuel Transportation Inc.
10.2	Registration Rights Agreement, dated May 22, 2026, by and among Nano Nuclear Energy Inc., Roy A. Boyd II and Onium Capital, LLC.
10.3	Form of Equityholder Restrictive Covenant Agreement, dated May 22, 2026
10.4* ^	Employment Agreement, dated May 22, 2026, by and among Nano Nuclear Energy Inc., Secured Transportation Services LLC, and Roy A. Boyd II.
99.1	Press Release of Nano Nuclear Energy Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain portions of the exhibits and schedules to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon request.

^ Certain portions of this Exhibit have been omitted pursuant to Item 601(a)(6) of Regulation S-K. The Company hereby agrees to furnish a copy of any omitted portion to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2026	NANO Nuclear Energy Inc.

	By:	/s/ James Walker
	Name:	James Walker
	Title:	Chief Executive Officer